Registration No. 333-------
                              As filed with the Securities and Exchange
                              Commission on January 22, 1997

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                     Charter Financial, Inc.
                      (Exact Name of Registrant as Specified in its Charter)

       Delaware                               37-1345386
(State of Incorporation)                     (IRS Employer
                                           Identification No.)

                        114 West Broadway
                      Sparta, Illinois 62286
                              (Address of Principal Executive Offices)

                     Charter Financial, Inc.
                      1997 Stock Option Plan


                     Charter Financial, Inc.
               1997 Recognition and Retention Plan
                                     (Full Title of the Plans)

                                  Copies to:
            John A. Becker                   Alan Schick, Esquire
President and Chief Executive Officer       Edward A. Quint, Esquire
        Charter Financial, Inc.     Luse Lehman Gorman Pomerenk & Schick
          114 West Broadway               A Professional Corporation
        Sparta, Illinois 62286         5335 Wisconsin Ave., N.W., #400
             (618) 443-2166                 Washington, D.C.  20015
                                                      (202) 274-2000
                (Name, Address and Telephone
                Number of Agent for Service)

                    --------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box.   X

Total Number of Pages 12.                            Exhibit
Index on Page 6.


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                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------
Title of                         Proposed       Proposed
Securities          Amount         Maximum        Maximum          Amount of
to be               to be      Offering Price    Aggregate        Registration
Registered        Registered(1)    Per Share   Offering Price          Fee
-----------------------------------------------------------------------------

Options to
Purchase
Common Stock

Common Stock,
par value
$.10 per
share             233,553        $12.85 (3)     $3,001,156       $910
                  shares (2)

Common Stock,
par value
$.10 per
share             116,776        $12.94 (5)     $1,510,790       $458
                  shares (4)

     Total:       350,329 shares                $4,511,946       $1,375
                  --------------                ----------       ------
                  --------------                ----------       ------


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Charter Financial, Inc. 1997 Stock
Option Plan (the "1997 Stock Option Plan") and the Charter
Financial, Inc. 1997 Recognition and Retention Plan (the "1997
Recognition Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Charter Financial, Inc. pursuant to 17 C.F.R. Section 230.416(a).

(2) Represents the number of shares currently reserved for issuance pursuant to the 1997 Stock Option Plan.

(3) Determined by the exercise price of the options pursuant to 17 C.F.R. Section 230.457(h)(1).

(4) Represents the number of shares currently reserved for issuance pursuant to the 1997 Recognition Plan.

(5) Determined by the fair market value of the common stock as of January 16, 1997, pursuant to 17 C.F.R. Section
230.457(h)(1)

     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

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PART I.

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information

     This Registration Statement relates to the registration of
(i) options to purchase up to 233,553 shares of common stock, par value $.10 per share (the "Common Stock"), of Charter Financial, Inc. (the "Company") pursuant to the Charter Financial, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"), (ii) 233,553 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1997 Stock Option Plan, and
(iii) 116,776 shares of Common Stock purchased in the open market by the trust established pursuant to the Charter Financial, Inc. 1997 Recognition and Retention Plan (the "1997 Recognition Plan") to be awarded to employees and directors under such plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the 1997 Stock Option Plan and 1997 Recognition Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration
Statement:

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  (a)  The Company's Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange
Commission (the "SEC") on December 27, 1996.

  (b)  The Company's Proxy Statement relating to the Company's
January 16, 1997 annual meeting of stockholders, filed with the SEC on December 10, 1996.

  (c) The description of the Common Stock contained in the Registration Statement on Form S-1 (Commission File No.
33-93798), filed by the Company under the Securities Act of 1933 with the SEC on June 22, 1995, as amended on September 8, 1995, is incorporated by reference herein.

Item 4.  Description of Securities

  Not applicable.

Item 5.  Interests of Named Experts and Counsel

  None.

Item 6.  Indemnification of Directors and Officers

     Directors and officers of the Company are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the 1997 Stock Option Plan.

     The terms of the indemnification are set forth in the Company's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Company to indemnify the director for the amount claimed, but the burden of proving such defense is on the Company.

     The Company is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Company against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.


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     Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

  Not applicable.

Item 8.  List of Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     4.1   Charter Financial, Inc. 1997 Stock Option Plan
           (Incorporated by reference to Appendix A of the Registrant's Proxy Statement relating to the Company's
           January 16, 1997 annual meeting of stockholders, filed with the SEC on December 10, 1996).

     4.2 Charter Financial, Inc. 1997 Recognition and Retention Plan (Incorporated by reference to Appendix B of the Registrant's Proxy Statement relating to the Company's January 16, 1997 annual meeting of stockholders, filed with the SEC on December 10, 1996).

     5     Opinion of Luse Lehman Gorman Pomerenk & Schick, A
           Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1  Consent of Luse Lehman Gorman Pomerenk & Schick, A
           Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2  Consent of KPMG Peat Marwick LLP.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

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     2.     That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1997 Stock Option Plan or 1997 Recognition Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                          EXHIBIT INDEX

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Exhibit
Number     Description                                      Page
-----------------------------------------------------------------

4.1        Charter Financial, Inc. 1997 Stock Option Plan.   N/A
           (Incorporated by reference to Appendix A of the
           Registrant's Proxy Statement relating to the
           Company's January 16, 1997 annual meeting of
           stockholders, filed with the SEC on December 10,
           1996).

4.2        Charter Financial, Inc. 1997 Recognition and      N/A
           Retention Plan.
           (Incorporated by reference to Appendix B of the
           Registrant's Proxy Statement relating to the
           Company's January 16, 1997 annual meeting of
           stockholders, filed with the SEC on December 10,
           1996).

5          Opinion of Luse Lehman Gorman Pomerenk &          10
           Schick, A Professional Corporation as to the
           legality of the Common Stock registered hereby.

23.1       Consent of Luse Lehman Gorman Pomerenk &          10
           Schick, A Professional Corporation (contained
           in the opinion included as Exhibit 5).

23.2       Consent of KPMG Peat Marwick LLP.                 12


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                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparta, State of Illinois, on this 22nd day of January, 1997.

                             Charter Financial, Inc.


                             By: /s/ John A. Becker
                                 --------------------------------
                                 John A. Becker, President and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ John A. Becker          By: /s/ Michael R. Howell
   -------------------------        -----------------------------
    John A. Becker, President,      Michael R. Howell, Executive
     Chief Executive Officer         Vice President, Treasurer
     and Chairman of the Board       and Director
     (Principal Executive Officer)  (Principal Financial Officer)

    Date: January 22, 1997          Date: January 22, 1997

By: /s/ Linda M. Johnson        By: /s/ Karen P. Jacobus
    -------------------------       -----------------------------
    Linda M. Johnson, Senior        Karen P. Jacobus, Vice
     Vice President and              President and Controller
     Director                      (Principal Accounting Officer)

    Date: January 22, 1997          Date: January 22, 1997

By: /s/ Truman D. Cashman       By: /s/ James H. Clutts
    -------------------------       -----------------------------
    Truman D. Cashman,              James H. Clutts, Director
     Director

    Date: January 22, 1997          Date: January 22, 1997

By: /s/ Dennis F. Doelitzsch    By: /s/ William A. Norton
    -------------------------       -----------------------------
    Dennis F. Doelitzsch,           William A. Norton, Director
     Director

    Date: January 22, 1997          Date: January 22, 1997

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By: /s/ John Petkas             By: /s/ Klondis T. Pirtle
    -------------------------       -----------------------------
    John Petkas, Jr.,               Klondis T. Pirtle, Director
     Director

    Date: January 22, 1997          Date: January 22, 1997

By: /s/ Carl S. Schlageter      By: /s/ Ralph Eugene Watson
    -------------------------       -----------------------------
    Carl S. Schlageter,             Ralph Eugene Watson, Director
     Director

    Date: January 22, 1997          Date: January 22, 1997

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     The Plans.  Pursuant to the requirements of the Securities
Act of 1933, the Committee which administers the 1997 Stock
Option Plan and the 1997 Recognition And Retention Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Sparta, State of Illinois, on this 22nd day of January, 1997.

                            Charter Financial, Inc.
                            1997 Stock Option Plan
                            1997 Recognition and Retention Plan


                             John A. Becker, President,
                              Chief Executive Officer and
                              Director

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